[ANALYTICAL SURVEYS, INC. LOGO]                                            PRESS
                                                                         RELEASE

--------------------------------------------------------------------------------

CONTACTS:    Analytical Surveys, Inc.       Pfeiffer High Public Relations, Inc.
             Michael Renninger              Geoff High
             Chief Financial Officer        303/393-7044
             mrenninger@anlt.com            geoff@pfeifferhigh.com

                    ANALYTICAL SURVEYS REPORTS FOURTH QUARTER
                              AND YEAR-END RESULTS

INDIANAPOLIS, Indiana -- January 2, 2002 - Analytical Surveys, Inc. (Nasdaq National Market-ANLT), a provider of customized data conversion and digital mapping services for the geographic information systems (GIS) and related spatial data markets, today announced financial results for its fourth fiscal quarter and fiscal year ended September 30, 2001. The Company also announced it has obtained a new Waiver Agreement and Amendment to its Credit Agreement (the "Agreement") from its senior lenders. The announcement of the Agreement has been reported separately in a press release issued today.

Fourth quarter revenues were $6.6 million versus $13.6 million in the same period a year ago. The Company reported a fourth quarter net loss of $5.6 million, or 80 cents per diluted share, versus a net loss of $22.9 million, or $3.28 per diluted share, in the fourth quarter last year. Results in both periods included substantial non-operational charges.

For the full fiscal year, ASI reported revenues of $40.9 million compared with $60.1 million in fiscal 2000. Net loss was $9.7 million, or $1.40 per diluted share, versus a net loss of $38.6 million, or $5.54 per diluted share, last year. The Company ended fiscal 2001 with an order backlog of $22.5 million.

Management said the decrease in revenue for the fourth quarter and fiscal year was primarily due to a decline in the number and size of customer contracts and the sale of the Company's Colorado office.

Net loss was impacted by the decline in revenue and as well as a $2.8 million fourth-quarter tax expense resulting from an increase in the Company's tax valuation allowance, offset by a $3.5 million third-quarter one-time gain on the sale of its Colorado Springs office. Last year's net loss included a $16.5 million fourth-quarter write down of goodwill.

Norman Rokosh, president and CEO, said, "Our turnaround efforts have resulted in a significant improvement in our year over year balance sheet position. Recovery efforts have been impacted by the general economic climate, so we are implementing additional initiatives designed to stimulate revenue growth and further improve operational efficiencies."

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of the information and technology asset. In addition to corporate offices in Indianapolis, Indiana, ASI maintains several facilities across the United States and is listed on the Nasdaq under the symbol "ANLT." For more information, visit www.anlt.com. This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-K.

                            ANALYTICAL SURVEYS, INC.
                                AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           September 30, 2001 and 2000
                                 (In thousands)


                           ASSETS                                       2001          2000
                                                                        ----          ----
Current assets:
     Cash and cash equivalents                                      $  1,351         2,825
     Accounts receivable, net of allowance for doubtful
         accounts of $2,070 and $434                                   6,110        12,840
     Revenue earned in excess of billings                             10,567        18,018
     Deferred income taxes                                                --         1,968
     Income taxes refundable                                              20         3,145
     Prepaid expenses and other                                          619           517
                                                                    --------      --------

         Total current assets                                         18,667        39,313
                                                                    --------      --------

Equipment and leasehold improvements:
     Equipment                                                         7,202        15,363
     Furniture and fixtures                                              594         1,720
     Leasehold improvements                                              429         1,104
                                                                    --------      --------
                                                                       8,225        18,187
     Less accumulated depreciation and amortization                   (6,750)      (11,872)
                                                                    --------      --------
         Net equipment and leasehold improvements                      1,475         6,315
                                                                    --------      --------

Deferred income taxes                                                     --           432
Goodwill, net of accumulated amortization of $5,216 and $4,911         3,557         3,862
Investment securities                                                    120           340
                                                                    --------      --------

         Total assets                                                 23,819        50,262
                                                                    ========      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Line-of-credit                                                    4,400         5,890
     Current portion of long-term debt                                10,366        13,555
     Billings in excess of revenue earned                                244         1,850
     Accounts payable and other accrued liabilities                    4,445         7,833
     Accrued payroll and related benefits                              1,960         3,112
                                                                    --------      --------
         Total current liabilities                                    21,415        32,240

Long-term debt, less current portion                                     200         5,952
                                                                    --------      --------

         Total liabilities                                            21,615        38,192
                                                                    --------      --------
Stockholders' equity:
     Common stock, no par value. Authorized 100,000 shares;
         issued and outstanding 6,978 and 6,974 shares                32,191        32,185
     Accumulated other comprehensive loss                               (253)         (119)
     Accumulated deficit                                             (29,734)      (19,996)
                                                                    --------      --------
         Total stockholders' equity                                    2,204        12,070
                                                                    --------      --------
Commitments and contingencies

         Total liabilities and stockholders' equity                 $ 23,819        50,262
                                                                    ========      ========

See accompanying notes to consolidated financial statements.

                            ANALYTICAL SURVEYS, INC.
                                AND SUBSIDIARIES
                      Consolidated Statements of Operations
                  Years ended September 30, 2001, 2000 and 1999
                    (In thousands, except per share amounts)


                                                                               2001           2000            1999
                                                                               ----           ----            ----
Revenues                                                                 $   40,941         60,085         103,254
                                                                         ----------     ----------      ----------

Costs and expenses:
     Salaries, wages and benefits                                            25,003         44,027          57,571
     Subcontractor costs                                                      8,293         14,476          15,628
     Other general and administrative                                        10,558         14,231          18,112
     Bad debts                                                                1,740          2,268              --
     Depreciation and amortization                                            2,849          5,107           5,661
     Impairment of goodwill                                                      --         16,513              --
     Severance and related costs                                                230          2,532              --
     Gain on sale of assets                                                  (3,542)            --          (1,084)
                                                                         ----------     ----------      ----------
                                                                             45,131         99,154          95,888
                                                                         ----------     ----------      ----------

         Earnings (loss) from operations                                     (4,190)       (39,069)          7,366
                                                                         ----------     ----------      ----------

Other income (expense):

     Interest expense, net                                                   (1,916)        (2,391)         (2,698)
     Litigation settlement costs                                               (748)            --              --
     Other, net                                                                (403)          (204)            175
                                                                         ----------     ----------      ----------
                                                                             (3,067)        (2,595)         (2,523)
                                                                         ----------     ----------      ----------

         Earnings (loss) before income taxes and
              extraordinary item                                             (7,257)       (41,664)          4,843

Income tax expense (benefit)                                                  2,781         (3,294)          2,053
                                                                         ----------     ----------      ----------

         Earnings (loss) before extraordinary item                          (10,038)       (38,370)          2,790

Extraordinary gain (loss) on extinguishment of debt, net of tax                 300           (209)             --
                                                                         ----------     ----------      ----------
         Net earnings (loss)                                             $   (9,738)       (38,579)          2,790
                                                                         ==========     ==========      ==========

Basic earnings (loss) per common share:
         Earnings (loss) before extraordinary item                       $    (1.44)         (5.51)           0.41
         Extraordinary item                                              $      .04           (.03)             --
         Net earnings (loss)                                             $    (1.40)         (5.54)           0.41

Diluted earnings (loss) per common share:
         Earnings (loss) before extraordinary item                       $    (1.44)         (5.51)           0.39
         Extraordinary item                                              $      .04           (.03)             --
         Net earnings (loss)                                             $    (1.40)         (5.54)           0.39

Weighted average common shares:
         Basic                                                                6,978          6,963           6,833
         Diluted                                                              6,989          7,049           7,177


See accompanying notes to consolidated financial statements.

[ANALYTICAL SURVEYS, INC. LOGO]                                            PRESS
                                                                         RELEASE

--------------------------------------------------------------------------------

CONTACTS:    Analytical Surveys, Inc.       Pfeiffer High Public Relations, Inc.

             Michael Renninger              Geoff High
             Chief Financial Officer        303/393-7044
             mrenninger@anlt.com            geoff@pfeifferhigh.com

               ANALYTICAL SURVEYS OBTAINS NEW WAIVER AGREEMENT AND AMENDMENT TO CREDIT AGREEMENT FROM SENIOR LENDERS

INDIANAPOLIS, Indiana -- January 2, 2002 - Analytical Surveys, Inc. (Nasdaq National Market-ANLT), a provider of customized data conversion and digital mapping services for the geographic information systems (GIS) and related spatial data markets, today announced it has obtained a new Waiver Agreement and Amendment to its Credit Agreement (the "Agreement") from its senior lenders. The Agreement, which was signed December 28, 2001, results in substantial debt forgiveness.

The Company's Agreement with its senior lenders waives all financial covenant defaults, changes loan maturity dates and continues principal prepayment incentives. Under the Agreement, senior lenders accepted a cash payment of $1.25 million and non-convertible preferred stock with a face value of $3.2 million as payment of ASI's $4.4 million line of credit and $6.7 million of its note payable, which represents a total debt reduction of $11.1 million. The Agreement also provides for a remaining $3.0 million note payable to be reduced to zero with a cash payment of up to $875,000 by March 31, 2002.

Norman Rokosh, president and CEO, said, "The completion of our new credit agreement has resulted in a substantial reduction in our overall debt load and represents a significant strategic accomplishment for the Company. We continue to pursue a variety of financing strategies that will allow us to take full advantage of our debt forgiveness opportunity and to improve our working capital position."

Rokosh added, "We appreciate the continued support of our customers, lenders, shareholders and staff as we improve our balance sheet and operating results."

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of the information and technology asset. In addition to corporate offices in Indianapolis, Indiana, ASI maintains several facilities across the United States and is listed on the Nasdaq under the symbol "ANLT." For more information, visit www.anlt.com. This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-K.